Exhibit 1.1

[•]

AC IMMUNE SA

Common Shares, nominal value CHF 0.02 per share

UNDERWRITING AGREEMENT

[•], 2015

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

LEERINK PARTNERS LLC

as Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010

Jefferis LLC

520 Madison Avenue

New York, NY 10022

Leerink LLC

299 Park Avenue, 21st Floor

New York, NY 10171

Dear Sirs:

1. Introductory. AC Immune SA, a company established in Switzerland (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”), Jefferies LLC (“Jefferies”) and Leerink Partners LLC (“Leerink”) are acting as representatives, to issue and sell to the several Underwriters [•] shares (the “Firm Securities”) of its Common Shares, nominal value CHF 0.02 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares (the “Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-[•]) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 [a/p]m (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, if any, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Representatives” means Credit Suisse, Jefferies and Leerink.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Global [Select] Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the preceding clauses (i) and (ii) shall not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including as a result of (x) the Company in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, having been the subject of a bankruptcy petition or insolvency or similar proceeding or having had a registration statement be the subject of a proceeding under Section 8 of the Act or (y) the Company having been the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication that has been approved by the Company, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 10(b) hereof.

(f) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package.

(g) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company will, on the Closing Date, be duly authorized; the authorized equity capitalization of the Company will, on the Closing Date, be as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(h) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 7(k) hereof.

(j) Listing. The Offered Securities have been approved for listing on the NASDAQ Global [Select] Market, subject to notice of issuance.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws or except such as would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company (a “Material Adverse Effect”).

(l) Title to Property. The Company does not own any real property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has good and marketable title to all other material properties and assets owned by it, in each case free from liens, charges, encumbrances and defects that would reasonably be expected to have a Material Adverse Effect and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would reasonably be expected to have a Material Adverse Effect.

(m) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the, imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of association or other similar organizational documents of the Company, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject except for purposes of clauses (ii) and (iii) where any such breach, violation, default, lien, charge or encumbrance would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(n) Absence of Existing Defaults and Conflicts. The Company is not in violation of its articles of association or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by it is bound or to which any its properties is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and no other authorizations are required to execute and deliver this Agreement on behalf of the Company.

(p) Possession of Licenses and Permits. The Company possesses, and is in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits, including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and Final Prospectus to be conducted by it and has not received any notice of proceedings or other correspondence relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(q) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(r) Clinical Trials. The preclinical and clinical studies conducted by the Company, and to the knowledge of the Company, the preclinical and clinical studies conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the General Disclosure Package and the Final Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or study, as the case may be, and with standard medical and scientific research procedures, except in each case where failure to so conduct would not reasonably be expected to have a Material Adverse Effect; each description of the results of such studies contained in the General Disclosure Package and the Final Prospectus is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the General Disclosure Package and the Final Prospectus; the Company has not received any notices or other correspondence from the FDA or any committee thereof or from any other U.S. or foreign government or regulatory authority (collectively, the “Regulatory Authorities”) requiring the termination, suspension or material modification of any preclinical or clinical studies that are described or referred to in the General Disclosure Package and the Final Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies; and the Company has operated and currently is in compliance in all respects with all applicable rules, regulations and policies of the Regulatory Authorities except as would not reasonably be expected to have a Material Adverse Effect.

(s) Possession of Intellectual Property. The Company owns, possesses or can acquire on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar proprietary rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) described in the General Disclosure Package and, to the knowledge of the Company and except as disclosed in the General Disclosure Package and the Final Prospectus, owns all necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by it. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party against the Company challenging the Company’s rights in or to any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim against the Company by any third party that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of such third party and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (iv) all assignments of intellectual property from the Company’s employees and consultants to the Company are valid, binding and enforceable and, to the Company’s knowledge, have appropriately vested ownership in the Company of any work product, developments or the like that is subject to such assignments, except in the case of clauses (i)–(iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Business—Government Regulation and Our Regulatory Department”, “Taxation” and “Description of Share Capital and Articles of Association” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(v) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(w) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(x) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company and the Company’s Board of Directors (the “Board”) are in compliance with the applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit & Finance Committee (the “Audit & Finance Committee “) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit & Finance Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit & Finance Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(y) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries made to the Company or, to the Company’s knowledge, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(z) Independent Accountants. Ernst & Young AG, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, Exchange Act, the Rules and Regulations, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the Swiss Code of Obligations (the “CO”), the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(aa) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with IFRS as issued by the IASB applied on a consistent basis and the schedules included in each Registration Statement (if any) present fairly in all material respects the information required to be stated therein.

(bb) Off-Balance Sheet Arrangements. There are no off balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that would reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(cc) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, (i) there has been no change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company.

(dd) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee) Ratings. The Company has no debt securities that are rated by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(ff) PFIC Status. The Company believes it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC in the immediately foreseeable future.

(gg) Foreign Corrupt Practices Act and Money Laundering Laws.

(i) The Company (including its directors or officers, and, to the Company’s knowledge, its employees or agents), has not taken or failed to take any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any rules or regulations thereunder, or any other applicable anti-corruption or anti-kickback law, including without limitation: (A) the making of any offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any Official, for the purpose of influencing an official act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage; (B) use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (C) establishment or maintenance of any unlawful fund of corporate monies or other properties; and (D) making of any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature. For purposes of this Agreement, (i) an “Official” shall include any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director or employee of any Governmental Authority or employees of state-owned or state-controlled businesses and (ii) a “Governmental Authority” shall include any transnational, national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial (including any court), regulatory, or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

(ii) The Company has in place adequate controls and systems designed to ensure compliance with applicable laws pertaining to anti-corruption, including the FCPA, in each of the jurisdictions in which the Company currently does or in the past has done business, either directly or indirectly. The Company has not undergone or is not undergoing, any audit, review, inspection, investigation, survey or examination by a Governmental Authority relating to the FCPA, anti-corruption, or anti-kickback activity. To the knowledge of the Company, there are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect the FCPA, anti-corruption, or anti-kickback activity by the Company.

(hh) OFAC. Neither the Company nor any director, officer, nor, to the Company’s knowledge, any affiliate, employee, agent or other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Export Controls. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor, to the knowledge of the Company, any officer, director, affiliate, agent, distributor, or representative of the Company has any reason to believe that the Company or any of the foregoing persons or entities have taken or omitted to take any action in violation of, or which may cause the Company to be in violation of, any applicable U.S. law governing imports into or exports from the United States, reexports from one foreign country to another, disclosures of technology, or other cross-border transactions, including without limitation: the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Customs Laws of the

United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Trading With the Enemy Act (50 U.S.C. App. §§ 5, 16), the Foreign Assets Control Regulations administered by the Office of Foreign Assets Control, any executive orders or regulations issued pursuant to the foregoing or by the agencies listed in Part 730 of the Export Administration Regulations, and any applicable non-U.S. laws of a similar nature. Except as disclosed in the General Disclosure Package and the Final Prospectus, to the Company’s knowledge, there has never been a claim or charge made, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to in this Section 2(ii) by any governmental entity with respect to matters arising under such laws against the Company, or against its agents, distributors or representatives in connection with their relationship with the Company. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and any predecessors have maintained a compliance program appropriate to the requirements of the aforementioned laws at all times that any such laws applied to the Company’s activities.

(jj) Payment of Taxes. The Company has filed all federal, state, local and non-U.S. tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has paid all taxes (including any assessments, fines or penalties) required to be paid by it, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Insurance. The Company is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company reasonably considers prudent and customary for the businesses in which it is engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or its business, asset, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(ll) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(mm) Testing-the-Waters. The Company has not (i) alone engaged in communications with potential investors in reliance on Section 5(d) of the Act other than communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Underwriters to engage in such communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in communicating with potential investors in reliance on Section 5(d) of the Act. The Company has not distributed any Testing-the-Waters Communication. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General

Disclosure Package, and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(nn) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(oo) Capital Loss. The Company is not overindebted within the meaning of article 725 para 2 CO. The Company is not suffering from capital loss within the meaning of article 725 para 1 CO assuming that only share premium in excess of 50% of the nominal share capital is included in the calculation of such capital loss.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, at 10:00 A.M., New York time, on [•], 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Goodwin Procter LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but except as otherwise mutually agreed between the Company and the Representatives shall be not less than three full business days nor later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Goodwin Procter LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Goodwin Procter LLP at a reasonable time in advance of such Optional Closing Date.

4. Capital Increase and Initial Subscription.

(a) Shareholder’s Resolution on Capital Increase. The Company confirms that:

(i) pursuant to the articles of association, the Board may effect an increase of the Company’s share capital in a maximum amount of CHF [•] by issuing up to [•] Securities out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of [•] (Ermächtigungsbeschluss); and

(ii) all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the capital increase described in Section 4(a)(i) have been validly set aside or waived.

(b) Subscription of Firm Capital Increase. The Representatives, acting in their own names but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, to:

(i) subscribe, on or by 6:00 a.m. New York time on the third business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and Representatives, for all of the Firm Securities at the issue price (Ausgabebetrag) of CHF 0.02 per Firm Security corresponding to the nominal value for each Firm Security and to deliver the corresponding subscription form (Zeichnungsschein) to the Company in the form of Exhibit A hereto by not later than 6:00 a.m. New York time on the third business day immediately preceding the Closing Date; and

(ii) deposit or cause to be deposited, not later than 7:30 a.m. New York time on the second business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and Representatives, same-day funds for value in the amount of CHF [•] (corresponding to the aggregate nominal value of the Firm Securities) (the “Firm Capital Increase Amount”) with UBS AG, Basel, Switzerland, SWIFT Code (BIC): UBSWCHZH80A, bank clearing No: 243 (the “Capital Increase Bank”), in a blocked account for such capital increase (Kapitaleinzahlungskonto), account number 0243 00179630.D7C, made out to the Company’s name (the “Firm Capital Increase Account”), and to cause the Capital Increase Bank to issue and deliver to VISCHER AG, Aeschenvorstadt 4, CHF 4010 Basel a written original confirmation of payment of the Firm Capital Increase Amount to the Company no later than 12:00 p.m. New York time on the second business day immediately preceding the First Closing Date (or such other time and date as agreed between the Company and the Representatives).

(c) Board Resolution and Registration of Firm Capital Increase. Upon receipt of the documents referred to in Section 4(b) and before 2:30 a.m. New York time on the first business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:

(i) pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Firm Securities subscribed for pursuant to Section 4(b)(i) (the “Firm Capital Increase”);

(ii) adopt a report on the Firm Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii) resolve on the Firm Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Firm Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv) promptly thereafter, no later than 6:00 a.m. New York time on the first business day immediately preceding the First Closing Date, file the documents necessary for the registration of the Firm Capital Increase with the Commercial Register of the Canton of Vaud;

provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Vaud, (A) the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Vaud, and (B) the Company shall immediately cause the Capital Increase Bank to release the Firm Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(d) Issue of Firm Securities. Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Vaud pursuant to Section 4(c), but in no event later than 3:00 p.m. New York time on the business day prior to the First Closing Date, the Company will:

(i) deliver to each of the Representatives and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Firm Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C) a copy of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the Underwriters as first holders of the Firm Securities, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Firm Securities; and

(ii) take all steps necessary to ensure that the Firm Securities will be (A) duly recorded in an account of the Underwriters at the Depository Trust Company (“DTC”) on the First Closing Date; and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the First Closing Date.

(e) Use of Firm Capital Increase Amount. The funds deposited in the Firm Capital Increase Account shall, upon registration of the Firm Capital Increase pursuant to Section 4(c) and upon request by the Company, be transferred to a separate account of the Company with the Represenatives and shall, in such case, remain so deposited for the account of the Company until the earlier of:

(i) the issuance of the Firm Securities to the Underwriters as set forth in Section 4(d) on the First Closing Date; and

(ii) the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Firm Securities as set forth in Sections 14(b), 14(c) or 14(e) or (B) the Capital Reduction as set forth in Section 14(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 4(e) shall be payable directly to the Capital Increase Bank by the Company.

5. Subscription and Issuance of Optional Securities.

(a) Subscription of Over-Allotment Capital Increase. If the Representatives exercise the option granted to them under Section 3 of this Agreement, the Representatives, acting in their own names but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, and subject to the conditions stated below and to this Agreement having not been terminated, to:

(i) subscribe for the number of Optional Securities for which the option to purchase has been exercised pursuant to Section 3 (the “Applicable Optional Securities”) at the issue price (Ausgabebetrag) of CHF 0.02 for each Applicable Optional Security corresponding to the nominal value of each Applicable Optional Security, and to deliver the corresponding subscription form (Zeichnungsschein) in the form of Exhibit A hereto to the Company by not later than 6:00 a.m. New York time on the third business day immediately preceding the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3); and

(ii) deposit or cause to be deposited, not later than 7:30 a.m. New York time on the second business day immediately preceding the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), same day funds for value on such date, in the amount of CHF 0.02 multiplied by the number of Applicable Optional Securities (the “Over-Allotment Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for the Over-Allotment Capital Increase (Kapitaleinzahlungskonto), account number 0243 00179630.D7C, made out to the Company’s name (the “Over-Allotment Capital Increase Account”), and to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of the Over-Allotment Capital Increase Amount to the Company no later than 12:00 p.m. New York time on the second business day immediately preceding the Optional Closing Date (or at a later date, as set forth in the option exercise notice delivered by the Representatives pursuant to Section 3).

(b) Board Resolution and Registration of Over-Allotment Capital Increase. Upon receipt of the documents referred to under Section 5(a) in relation to any Applicable Optional Securities and before 2:30 a.m. New York time on the first business day immediately preceding the Optional Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), the Board (or a committee or Board member duly authorized by the Board) will:

(i) pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Applicable Optional Securities subscribed for pursuant to Section 5(a)(i) (the “Over-Allotment Capital Increase”);

(ii) adopt a report on the Over-Allotment Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii) resolve on the Over-Allotment Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase (Feststellungs-und Statutenänderungsbeschluss); and

(iv) promptly thereafter, no later than 6:00 a.m. New York time on the first business day immediately preceding the Optional Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3) file the documents necessary for the registration of the Over-Allotment Capital Increase with the Commercial Register of the Canton of Vaud provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Vaud, (A) the Company undertakes not to resolve on the Over-Allotment Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Vaud, and (B) the

Company shall immediately cause the Capital Increase Bank to release the Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(c) Issue of Applicable Optional Securities. Immediately after the registration of the Over-Allotment Capital Increase in the Commercial Register of the Canton of Vaud pursuant to Section 5(b) in relation to any Applicable Optional Securities, but in no event later than 3:00 p.m. New York time on the business day prior to the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), the Company will:

(i) deliver to the Representatives, the Capital Increase Bank and the share registrar of the Company, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Over-Allotment Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase, (C) a copy of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the Underwriters as first holders of the Applicable Optional Securities, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Applicable Optional Securities; and

(ii) take all steps necessary to ensure that the Applicable Optional Securities will be (A) issued to the Underwriters, (B) duly recorded in an account of the Underwriters at DTC on the relevant Optional Closing Date, and (C) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Optional Closing Date.

(d) Use of Over-Allotment Capital Increase Amount. The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Over-Allotment Capital Increase pursuant to Section 5(b) and upon request by the Company, be transferred to a separate account of the Company with the Representatives and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i) the issuance of the Applicable Optional Securities to the Underwriters as set forth in Section 5(c) on the relevant Optional Closing Date; and

(ii) the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Applicable Optional Securities as set forth in Sections 14(b), 14(c) or 14(e) hereof or (B) the Capital Reduction as set forth in Section 14(d) hereof, as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 5(d) shall be payable directly to the Capital Increase Bank by the Company.

6. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

7. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the

Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (x) promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (y) amend or supplement the General Disclosure Package to correct such statement or omission; and (z) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d) Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three (3) of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or to take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(g) Reporting Requirements. During the period of three (3) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto in an amount not to exceed $10,000, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $30,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including one-half of the cost of the chartering of airplanes in connection with any “roadshow,” fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Global [Select] Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, each of the several Underwriters will pay its own costs and expenses relating to any investor presentations or roadshow and one-half the costs and expenses of chartering of airplanes in connection with any roadshow.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities; provided that no representation is made in this Section with respect to the Underwriters.

(k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse. The Lock-Up Period will commence on the date hereof and continue for one hundred eighty (180) days after the date hereof or such earlier date that Credit Suisse consents to in writing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be issued or sold hereunder; (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or described in the General Disclosure Package and the Final Prospectus; (c) the issuance by the Company of any options or warrants pursuant to any employee equity incentive plan or share ownership plan existing on the date hereof or described in the General Disclosure Package and the Final Prospectus; (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan existing on the date hereof or described in the General Disclosure Package and the Final Prospectus; (e) the transfer of Common Shares or any securities convertible into or exchangeable for Common Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Common Shares, involving a Change of Control (as defined below) after the completion of the offering of the Offered Securities, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares or any securities convertible into or exchangeable for Common Shares shall remain subject to the restrictions contained in the preceding paragraph; or (f) the sale or issuance of or entry into an agreement to sell or issue Common Shares or securities convertible into or exercisable for Common Shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) the assumption of employee benefit plans in connection with mergers or acquisitions, or (vi) the filing of a Registration Statement with respect to any of the foregoing; provided that the aggregate number of Common Shares or securities convertible into or exercisable for Common Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (f) shall not exceed 10% of the total number of Common Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for share splits, share dividends and other similar events after the date hereof); and provided further that each recipient of Common Shares or securities convertible into or exercisable for Common Stock pursuant to this clause (f) shall, on or prior to such issuance, execute a lock-up letter in substantially the form of Exhibit B hereto with respect to the remaining portion of the Lock-Up Period.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the public offering contemplated by this Agreement), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, during the Lock-Up Period, the Company will enforce its stockholders’ obligations to comply with any and all restrictions on the sale, pledge or transfer of the Company’s Securities pursuant to any stockholder’s agreement by and among the Company and its stockholders.

(l) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 7(k) hereof.

(m) Testing-the-Waters. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Agreement to Announce Lock-up Waiver. If Credit Suisse, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 9(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young AG confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three business days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the condition (financial or otherwise), results of operations, business or properties or prospects of the Company which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Global [Select] Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by any U.S. federal, New York or Swiss authorities; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of U.S. Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Company, in form and substance satisfactory to the Representatives.

(e) Opinion of Swiss Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Vischer AG, Swiss counsel for the Company, in form and substance satisfactory to the Representatives.

(f) Opinions of Intellectual Property Counsel for the Company. The Representatives shall have received opinions, dated such Closing Date, of Johnson, Marcou & Isaacs LLP, Vossius & Partner and Jones Day LLP, each intellectual property counsel for the Company, in form and substance satisfactory to the Representatives.

(g) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received from Goodwin Procter LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Opinion of Swiss Counsel for Underwriters. The Representatives shall have received from Homburger AG, Swiss counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(j) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters each substantially in the form of Exhibit B hereto from (i) each of the executive officers and directors of the Company, and (ii) all shareholders, option holders and other equityholders of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

10. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Written Testing-the-Waters Communication at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d).

11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 13 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12. Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Swiss authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in a Statutory Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 7(h) hereof if the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 10 shall at all times be effective and shall survive such termination.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 7 shall also remain in effect.

14. Effects of Termination on Offered Shares.

(a) If, after application and registration of the Firm Capital Increase and/or any Over-Allotment Capital Increase with the Commercial Register of the Canton of Vaud pursuant to Section 4(c) or Section 5(b), prior to the First Closing Date or the relevant Optional Closing Date, as the case may be, this Agreement is terminated pursuant to Section 12, or if the delivery of the Firm Securities or Applicable Optional Securities to the Representatives for the account of the several Underwriters is not completed on the First Closing Date or the relevant Optional Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i) the Company shall have a call option against the Underwriters pursuant to Section 14(b);

(ii) if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 14(c);

(iii) if the put option is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, or if such put option is not exercised within the deadline set forth in Section 14(c), the Company shall effect a capital reduction pursuant to Section 14(d); and

(iv) if the capital reduction is not effected in accordance with Section 14(d), the Underwriters may sell the Firm Securities or Applicable Optional Securities, as applicable, in the market as provided in Section 14(e).

(b) Call Option.

(i) The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representatives, acting on behalf of the several Underwriters, deliver the Firm Securities or Applicable Optional Securities, as applicable, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Securities or Applicable Optional Securities, as applicable, plus expenses of the Representatives as set out in Section 14(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii) An acquisition of the Firm Securities or Applicable Optional Securities, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Firm Securities or Applicable Optional Securities, as applicable, under this Section 14(b) or, alternatively, that the Company has entered into arrangements with a third party ensuring for the immediate re-sale of the Firm Securities or Applicable Optional Securities, as applicable, to such third party, at no less than their nominal value, on the date of acquisition of the Firm Securities or Applicable Optional Securities, as applicable, by the Company.

(c) Put Option.

(i) Following the expiry of the Call Option pursuant to Section 14(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Firm Securities or Applicable Optional Securities, as applicable, entered in the Commercial Register of the Canton of Vaud at their nominal value, plus expenses of the Representatives as set out in Section 14(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercises the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii) The notice in which the Representatives, acting on behalf of the several Underwriters, exercises the Put Option shall specify the date on which the Representatives will deliver the Firm Securities or Applicable Optional Securities, as applicable, to the Company against direct payment therefore, and shall contain detailed instructions regarding payment, delivery of the Firm Securities or Applicable Optional Securities, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 14(f)).

(d) Capital Reduction.

(i) If the Put Option is not exercised within the deadline set forth in Section 14(c) or it is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, including due to non-availability of sufficient freely disposable reserves, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than seventy days after the Event of Non-Completion. The Representatives acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Securities or Applicable Optional Securities, as applicable, entered in the Commercial Register of the Canton of Vaud against repayment of the aggregate nominal value of such securities to the Representatives, acting on behalf of the several Underwriters. Prior to such shareholders’ meeting, the Company shall use its reasonable best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its reasonable best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii) At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Vaud. The proceeds of the Capital Reduction, being an amount representing the aggregate nominal value of the Firm Securities or Applicable Optional Securities, as applicable, shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Vaud) in cash to the Representatives, acting on behalf of the several Underwriters.

(iii) Upon consummation of the Capital Reduction, the Company shall deregister the Firm Securities or Applicable Optional Securities, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Shares registered with the Commercial Register of the Canton of Vaud.

(e) Sale of Firm Securities or Applicable Optional Securities. In addition, if an Event of Non-Completion occurs and,

(i) the Company fails to acquire or cause a third party to acquire the Firm Securities or Applicable Optional Securities, as applicable, in accordance with Section 14(b) at any time after the Event of Non-Completion; and

(ii) in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 14(c); and

(iii) the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within seventy days after the Event of Non-Completion, the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Firm Securities or Applicable Optional Securities on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and the nominal amount of such Firm Securities or Applicable Optional Securities, as applicable, sold, less the costs and expenses pursuant to Section 14(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f) Costs; Indemnity.

(i) The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii) The Company further undertakes to indemnify the Representatives for, and to hold the Representatives harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives in connection with the Capital Reduction.

15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed by registered mail, or delivered to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed by registered mail or at AC Immune SA, EPFL Innovation Park Building B, 1050 Lausanne, Switzerland, Attention: Chief Financial Officer with copies (which shall not constitute notice) to Vischer AG, attn. Dr. Matthias Staehelin, Aeschenvorstadt 4, CH 4051 Basel, Switzerland, and Davis Polk & Wardwell LLP, attn. Richard D. Truesdell, Jr., 450 Lexington Avenue, New York, NY 10017.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, and no other person will have any right or obligation hereunder.

17. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby agrees that the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York shall have sole and exclusive jurisdiction over any suit or proceeding against the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company has appointed National Corporate Research, Ltd. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York state or United States federal court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in France. The provisions of this paragraph shall survive any termination of this Agreement.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21. Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AC IMMUNE SA

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

LEERINK PARTNERS LLC

acting on behalf of themselves and as the

Representatives of the several Underwriters

By: CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By: JEFFERIES LLC

By:
Name:
Title:

By: LEERINK PARTNERS LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	[ ]
Jefferies LLC	[ ]
Leerink Partners LLC	[ ]
Total	[ ]

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [•]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1. The initial price to the public of the Offered Securities.

2. [•]]

SCHEDULE C

Form of Comfort Letter

Exhibit A

Form of Subscription

Exhibit B

Form of Lock-up Agreement

            , 2015

AC Immune SA

EPFL Innovation Park Building B 1050 Lausanne Switzerland

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

LEERINK PARTNERS LLC

as Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

      Eleven Madison Avenue

      New York, NY 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Public Offering”) will be made that is intended to result in the establishment of a public market in the United States for common shares, nominal value CHF 0.02 per share (the “Securities”) of AC Immune SA, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the filing of a preliminary prospectus by the Company which contains a bona fide price range and will continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”).

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Notwithstanding anything contained herein to the contrary, the restrictions described in this Lock-Up Agreement shall not apply to:

(a)	transactions relating to Securities or other securities acquired by the undersigned in the Public Offering or in open market transactions;

(b)	(i) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans (including the delivery and receipt of Securities, other awards or any securities convertible into or exercisable or exchangeable for Securities in connection with such vesting or settlement); provided that, in the case of this clause (i), the foregoing restrictions shall apply to any of the undersigned’s Securities issued upon such exercise, vesting or settlement; or (ii) the transfer of Securities or any securities convertible into or exercisable or exchangeable for Securities from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase Securities by the undersigned, in each case on a “cashless” or “net exercise” basis, or to cover income or withholding and other tax obligations of the undersigned in connection with such vesting or exercise in 2015 and 2016 of options for Securities of the Company, whether by means of a “net settlement” or otherwise;

(c)	transfers of Securities or any security convertible into or exercisable or exchangeable for Securities:

(i)	as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document;

(ii)	if the undersigned is a natural person, to a member of the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include any former spouse);

(iii)	if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv)	if the undersigned is a natural person, by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

(v)	if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

(vi)	if the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

(vii)	if the undersigned is a corporation, partnership, limited liability company or other entity, to any affiliate thereof;

(viii)	if the undersigned is a corporation, partnership, limited liability company or other entity, to any investment fund or other entity controlled or managed by the undersigned; or

(ix)	as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

provided that in the case of any transfer or distribution pursuant to clause (c)(i)-(ix) above, each donee, distributee or transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer;

(d)	the establishment or modification of any contract, instruction or trading plan intended to comply with Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that (i) such plan does not provide for the transfer of Securities during the Lock-Up Period, (ii) the establishment of such plan shall not be voluntarily publicly announced or filed under the Exchange Act and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period;

(e)	the transfer of Securities or any security convertible into or exercisable or exchangeable for Securities to the Company, pursuant to agreements or rights in existence on the Public Offering Date under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or in connection with the termination of the undersigned’s employment with the Company;

(f)	the transfer of Securities or any security convertible into or exercisable or exchangeable for Securities that occurs by any order or settlement resulting from any legal proceeding;

(g)	the transfer of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Securities involving a change of control of the Company; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(h)	the exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Company of Securities or any securities convertible into or exercisable or exchangeable for Securities; provided that no transfer of the undersigned’s Securities proposed to be registered pursuant to the exercise of such rights under this clause (h) shall occur, and no registration statement shall be filed, during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this Lock-Up Agreement, upon the earliest to occur, if any, of (a) the date that the Company advises Credit Suisse that it does not intend to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Public Offering, (c) March 31, 2016 if the Underwriting Agreement has not been entered into by such date, or (d) the date on which the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the Public Offering. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Exhibit C

Form of Press Release

AC Immune SA

[Date]

AC Immune SA (the “Company”) announced today that Credit Suisse Securities (USA) LLC, a lead book-running manager in the Company’s recent public sale of [•] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•] , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.